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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: SEPTEMBER, 2000
DISTRIBUTION DATE: 10/20/2000


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                         Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                          Certificate Amount
                                                                                                          ------------------
      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                         $7,206,966.70         $10.969184
                Class B Amount                                                           $339,595.30         $10.969184
     (ii)   Interest Distribution
            ----------------------
                Class A Amount                                                           $421,917.95         $0.642170
                Class B Amount                                                            $19,880.95         $0.642170

    (iii)   Monthly Servicing Fee                                                         $73,024.61         $0.106144
            ---------------------                                                     --------------
                Monthly Supplemental Servicing Fee                                             $0.00         $0.000000
                Class A Percentage of the Servicing Fee                                   $69,738.50         $0.106144
                Class A Percentage of the Supplemental Servicing Fee                           $0.00         $0.000000
                Class B Percentage of the Servicing Fee                                    $3,286.11         $0.106144
                Class B Percentage of the Supplemental Servicing Fee                           $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                      $76,479,238.46
            Class A Pool Factor (end of Collection Period)                                 11.640332%
            Class B Principal Balance (end of Collection Period)                       $3,603,733.86
            Class B Pool Factor (end of Collection Period)                                 11.640332%

      (v)   Pool Balance (end of Collection Period)                                   $80,082,972.32

     (vi)   Class A Interest Carryover Shortfall                                               $0.00
            Class A Principal Carryover Shortfall                                              $0.00
            Class B Interest Carryover Shortfall                                               $0.00
            Class B Principal Carryover Shortfall                                              $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                Either the Class A or Class B Certificateholders                               $0.00           $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                         $6,879,784.34
                Class B Amount                                                                 $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
                        Seller or the Servicer                                                 $0.00
